Exhibit 4.2

AMENDED AND RESTATED
TRUST AGREEMENT

between

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

and

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee

for

FORD CREDIT AUTO OWNER TRUST 2014-B

Dated as of June 1, 2014

i

ii

AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 1, 2014 (this “Agreement”), between FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee under this Agreement, to establish Ford Credit Auto Owner Trust 2014-B.

BACKGROUND

The parties to this Agreement wish to amend and restate in its entirety the original Trust Agreement, dated as of November 1, 2013, between the Depositor and the Owner Trustee.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A to the Sale and Servicing Agreement, dated as of June 1, 2014, among Ford Credit Auto Owner Trust 2014-B, as Issuer, Ford Credit Auto Receivables Two LLC, as Depositor, and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains rules as to usage applicable to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
ORGANIZATION OF THE TRUST

Section 2.1.                                 Name.  The trust was created and is known as “Ford Credit Auto Owner Trust 2014-B”, in which name the Owner Trustee may conduct the activities of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued on behalf of the Issuer.

Section 2.2.                                 Office.  The office of the Issuer is in care of the Owner Trustee at its Corporate Trust Office.

Section 2.3.                                 Purposes and Powers.

(a)                                 The purpose of the Issuer is, and the Issuer will have the power and authority, to engage in the following activities:

(i)             to acquire the Receivables and other Trust Property under the Sale and Servicing Agreement from the Depositor in exchange for the Notes and the Residual Interest;

(ii)          to Grant the Collateral to the Indenture Trustee under the Indenture;

(iii)       to enter into and perform its obligations under the Transaction Documents;

(iv)      to enter into and perform its obligations under any interest rate hedge agreement or agreements with one or more hedge counterparties;

(v)         to issue the Notes under the Indenture and to sell the Notes upon the order of the Depositor;

(vi)      to pay interest on and principal of the Notes;

(vii)   to issue additional securities under one or more supplemental indentures or amendments to this Agreement and to transfer all or a portion of the securities to the Depositor or other holder of a Residual Interest, subject to compliance with the Transaction Documents, in exchange for all or a portion of the Residual Interest;

(viii) to engage in those activities, including entering into agreements, that are necessary, appropriate or convenient to accomplish the foregoing or are incidental to the foregoing; and

(ix)      subject to compliance with the Transaction Documents, to engage in other activities as may be required for the conservation of the Trust Property and the making of payments to the Noteholders and distributions to the holder of the Residual Interest.

(b)                                 The Issuer will not engage in any activity other than as required or authorized by this Agreement or the other Transaction Documents.

Section 2.4.                                 Appointment of the Owner Trustee.  The Depositor appoints the Owner Trustee as trustee of the Issuer effective as of the Cutoff Date, to have all the rights, powers and duties in this Agreement.

Section 2.5.                                 Contribution and Conveyance of Trust Property.  As of the date of the formation of the Issuer, the Depositor contributed to the Owner Trustee the amount of $1.  The Owner Trustee acknowledges receipt in trust from the Depositor, as of the date of formation, of the contribution, which is the initial Trust Property.  On the Closing Date, the Depositor will sell to the Issuer the Trust Property in exchange for the Notes.

Section 2.6.                                 Declaration of Trust.  The Owner Trustee will hold the Trust Property in trust upon and subject to the conditions in this Agreement for the use and benefit of the holder of the Residual Interest, subject to the obligations of the Issuer under the Transaction Documents.  It is the intention of the parties that the Issuer is a statutory trust under the Delaware Statutory Trust Act and that this Agreement is the governing instrument of the statutory trust.  Effective as of the Cutoff Date, the Owner Trustee will have the rights, powers and duties in this Agreement and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Issuer.  A Certificate of Trust substantially in the form of Exhibit A and any necessary certificate of amendment has been filed with the Secretary of State of the State of Delaware.

Section 2.7.                                 Liability of the Depositor; Conduct of Activities; Liability to Third Parties.

(a)                                 The Depositor, as initial holder of the entire Residual Interest, will be entitled to the same limitation of personal liability extended to stockholders of a private corporation for profit organized under the Delaware General Corporation Law.

(b)                                 The activities and affairs of the Issuer will be operated in a manner as to preserve (i) the limited liability of the Depositor, (ii) the separateness of the Issuer from the activities of the Depositor and Ford Credit and (iii) until one year and one day (or, if longer, any applicable preference period) after all Notes and any additional securities issued under Section 3.1(b) are paid in full, the bankruptcy remote status of the Issuer.

(c)                                  Except as otherwise provided in this Agreement, none of the Depositor, the Administrator or any of their Affiliates or any director, manager, officer or employee of any of these Persons, will be liable for the debts, obligations or liabilities of the Issuer.

Section 2.8.                                 Title to Trust Property.  Legal title to the Trust Property will be vested in the Issuer as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title will be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.9.                                 Situs of Issuer.  The Issuer will be administered in the States of Delaware and Illinois.  All bank accounts maintained by the Owner Trustee on behalf of the Issuer will be located in the State of Delaware.  The Issuer will not have any employees in any state other than the State of Delaware, except that U.S. Bank Trust National Association, in its capacity as Owner Trustee or any other capacity, may have employees within or outside the State of Delaware.  Payments will be received by the Issuer only in the State of Delaware, and payments will be made by the Issuer only from the State of Delaware.  The principal office of the Issuer will be in care of the Owner Trustee in the State of Delaware.

Section 2.10.                          Representations and Warranties of the Depositor.  The Depositor represents and warrants to the Owner Trustee as of the Closing Date:

(a)                                 Organization and Qualification.  The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

(b)                                 Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform the terms of this Agreement.  The Depositor has authorized the execution, delivery and performance of the terms of each of the Transaction Documents to which it is a party.  Each of the Transaction Documents to which the Depositor is a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not: (i) conflict with or result in a material breach of the terms or provisions of, or be a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Depositor under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the Sale and Servicing Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement of the Depositor or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents.

(d)                                 No Proceedings.  To the Depositor’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of any of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents or the Notes or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that, to the Depositor’s knowledge, would not reasonably be expected to have a material adverse effect upon the Depositor or materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or materially and adversely affect the tax treatment of the Issuer or the Notes.

Section 2.11.                          Tax Matters.

(a)                                 It is the intention of the parties and Ford Credit that, for purposes of U.S. federal income, State and local income and franchise tax and any other income taxes, so long as the Issuer has no equity owner other than the Depositor (as determined for U.S. federal income tax purposes), the Issuer will be treated as an entity disregarded as separate from the Depositor.  If beneficially owned by a Person other than Ford Credit, each Class of Notes is intended to be treated as indebtedness for U.S. federal income tax purposes.  The Depositor agrees, and the Noteholders by acceptance of their Notes agree in the Indenture, to that treatment and each agrees to take no action inconsistent with that treatment.

(b)                                 If one or more Classes of Notes is recharacterized as an equity interest in the Issuer, and not as indebtedness (a “Recharacterized Class”) and any Recharacterized Class is treated as not owned by Ford Credit or the Depositor (if the Depositor is not an entity disregarded as separate from Ford Credit for U.S. federal income tax purposes) for U.S. federal income, or State or local income or franchise tax purposes, the parties intend that the Issuer be characterized as a partnership among Ford Credit or the Depositor (to the extent either is at that time treated as an equity owner of the Issuer for U.S. federal income tax purposes), any other holder of the Residual Interest and any holders of the Recharacterized Class or Classes.  In that event, for purposes of U.S. federal income, State and local income or franchise tax each month:

(i)             amounts paid as interest to holders of any Recharacterized Class will be treated as a guaranteed payment within the meaning of Section 707(c) of the Code;

(ii)          to the extent the characterization provided for in Section 2.11(a) is not respected, gross ordinary income of the Issuer for that month as determined for U.S. federal income tax purposes will be allocated to the holders of each Recharacterized Class as of the Record Date occurring within that month, in an amount equal to the sum of (A) the interest accrued to the Recharacterized Class for the month, (B) the portion of the market discount on the Receivables accrued during the month that is allocable to the excess, if any, of the aggregate initial Note Balance of the Recharacterized Class over the initial aggregate issue price of the Notes of the Recharacterized Class and (C) any amount expected to be distributed to the holders of the Class of Notes under Section 8.2 of the Indenture (to the extent not previously allocated under this Section 2.11(b)(ii)) to the extent necessary to reverse any net loss previously allocated to holders of the Notes of the Recharacterized Class (to the extent not previously reversed under this Section 2.11(b)(ii)(C)); and

(iii)       thereafter all remaining net income of the Issuer (subject to the modifications below) for the month as determined for U.S. federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) will be allocated to the holder of the Residual Interest.

If the gross ordinary income of the Issuer for any month is insufficient for the allocations described in Section 2.11(b)(ii) above, subsequent gross ordinary income will first be allocated to each Recharacterized Class in alphabetical order (if applicable) to make up the shortfall before any allocation under Section 2.11(b)(iii).  Net losses of the Issuer, if any, for any month as determined for U.S. federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) will be allocated to the holder of the Residual Interest to the extent the holder of the Residual Interest is reasonably expected to bear the economic burden of the net losses, and any remaining net losses will be allocated in reverse alphabetical order (if applicable) to each Recharacterized Class, in each case, until the Note Balance of the Recharacterized Class is reduced to zero as of the Record Date occurring within the month, and among each Recharacterized Class, in proportion to their ownership of the aggregate Note Balance of the Recharacterized Class on the Record Date.  The tax matters partner designated under Section 2.11(f) is authorized to modify the allocations in this Section 2.11(b) if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the holder of the Residual Interest or the holders of a Recharacterized Class or as otherwise required by the Code.

(c)                                  The parties agree that, unless otherwise required by the appropriate tax authorities, the Depositor, on behalf of the Issuer, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterizations described in Section 2.11(a).

(d)                                 The Owner Trustee will not elect or cause the Issuer to elect, and the other parties to this Agreement will not elect or permit an election to be made, to treat the Issuer as an association taxable as a corporation for U.S. federal income tax purposes under Section 301.7701-3 of the Treasury Regulations.

(e)                                  If at any time the Issuer is not treated as an entity disregarded as separate from the Depositor for U.S. federal income tax purposes, the Owner Trustee will, based on information provided by or on behalf of the Depositor, (i) maintain the books of the Issuer on the basis of a calendar year and the accrual method of accounting, (ii) deliver to the holder of the Residual Interest the information as may be required under the Code to enable the holder to prepare its U.S. federal and State income tax returns, (iii) file any tax returns relating to the Issuer and make elections as may be required or appropriate under any applicable U.S. federal or State statute and (iv) collect any withholding tax as described in and consistent with Section 4.1(c).

(f)                                   If at any time the Issuer is not treated as an entity disregarded as separate from the Depositor for U.S. federal income tax purposes, the Depositor so long as it is treated as holding any equity interest in the Issuer for U.S. federal income tax purposes, and otherwise, the owner of the equity interests designated by a majority of the owners, will (i) prepare and sign, on behalf of the Issuer, the tax returns of the Issuer and (ii) be designated the “tax matters partner” of the Issuer under Section 6231(a)(7)(A) of the Code.

ARTICLE III
RESIDUAL INTEREST AND TRANSFER OF INTERESTS

Section 3.1.                                 The Residual Interest.

(a)                                 Upon the formation of the Issuer by the contribution and conveyance by the Depositor under Section 2.5, the Depositor will be the sole holder of the Residual Interest.  The holder of the Residual Interest will be entitled, pro rata, to any amounts not needed on any Payment Date to make payments on the Notes and on all other obligations to be paid under the Indenture and this Agreement, and to receive amounts remaining in the Reserve Account following the payment in full of the Notes and of all other amounts owing or to be distributed under this Agreement, the Indenture or the Sale and Servicing Agreement to the Secured Parties upon the termination of the Issuer.

(b)                                 The Depositor may exchange its Residual Interest for additional securities issued by the Issuer under one or more supplemental indentures to the Indenture or amendments to this Agreement.  The additional securities may include one or more classes of notes, certificates or other securities, as directed by the Depositor, each having the characteristics, rights and obligations as may be directed by the Depositor (which may include subordination to one or more other classes of the additional securities); provided:

(i)             the Depositor delivers, or causes the Administrator to deliver, to the Indenture Trustee and the Owner Trustee an Officer’s Certificate stating that the issuance of the additional securities will not have a material adverse effect on the Notes; and

(ii)          the Depositor delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee stating that the issuance of the additional securities will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

Without limiting the foregoing, one or more classes of the additional securities may, if so directed by the Depositor, be secured by all or a portion of the Trust Property, so long as the security interest is subordinated in priority to the security interest granted to the Secured Parties under the Indenture.  Subject to this Section 3.1(b) and the other terms of the Transaction Documents, the Owner Trustee, on behalf of the Issuer, will take (at the expense of the Depositor) all actions requested by the Depositor to facilitate the issuance and sale of any additional securities or the Grant and perfection of any security interest granted under this Section 3.1(b), including the authorization of the filing of any financing statements in jurisdictions deemed necessary or advisable by the Depositor to perfect the security interest.

Section 3.2.                                 Registration of Residual Interests; Transfer of the Residual Interest.  The Issuer appoints the Owner Trustee to be the “Trust Registrar” and to keep a register (the “Trust Register”) for the purpose of registering Residual Interests and transfers of Residual Interests as provided in this Agreement.  Upon any resignation of the Trust Registrar, the Issuer will promptly appoint a successor or, if it elects not to make an appointment, assume the duties of Trust Registrar.  The holder of the Residual Interest will be permitted to sell, transfer, assign or convey its rights in the Residual Interest to any Person if the following conditions are satisfied:

(a)                                 the holder of the Residual Interest delivers an Opinion of Counsel to the Issuer and the Indenture Trustee stating that the action will not cause the Issuer to be or become characterized for U.S. federal income tax purposes as an association or publicly traded partnership taxable as a corporation;

(b)                                 the holder of the Residual Interest delivers to the Indenture Trustee and the Owner Trustee an accurate and complete U.S. Internal Revenue Service form W-9 certifying that it is a U.S. Person under Section 7701(a)(30) of the Code;

(c)                                  the Depositor has notified the transferee or assignee of the Residual Interest of the tax positions previously taken by it, as holder of the Residual Interest, for U.S. federal and any Applicable Tax State income tax purposes and the transferee or assignee has agreed to take positions for U.S. federal and any Applicable Tax State income tax purposes consistent with the tax positions previously taken by the Depositor, as holder of the Residual Interest;

(d)                                 the holder or assignee of the Residual Interest delivers to the Indenture Trustee and the Owner Trustee a certification that it is not, and is not acting on behalf of or investing the assets of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include “plan assets” (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) by reason of the employee benefit plan’s or plan’s investment in the entity, or (iv) an employee benefit plan, plan or any other arrangement that is subject to any Similar Law; and

(e)                                  if the assignee of the Residual Interest is Ford Credit or an Affiliate of Ford Credit that is not a special-purpose, bankruptcy remote entity, the holder of the Residual Interest provides evidence of satisfaction of the Rating Agency Condition.

Section 3.3.                                 Capital Accounts.  This Section 3.3 will apply only if the Issuer is not treated as an entity disregarded for U.S. federal income tax purposes.  The Owner Trustee will establish and maintain, in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, a separate bookkeeping account for the Depositor and each other person treated as an equity owner for U.S. federal income tax purposes.  Notwithstanding any other provision of this Agreement to the contrary, this Section 3.3 will be construed so as to comply with the provisions of the Treasury Regulations promulgated under Section 704 of the Code.  The Depositor is authorized to modify these provisions to the extent necessary to comply with the regulations.

Section 3.4.                                 Maintenance of Office or Agency.  The Owner Trustee will maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee for the Transaction Documents may be served.  The Owner Trustee designates its Corporate Trust Office for the purposes and will promptly notify the Depositor and the Indenture Trustee of any change in the location of its Corporate Trust Office.

Section 3.5.                                 Distributions to the Holder of the Residual Interest.  If the Trust Distribution Account has been established, the Owner Trustee will have the revocable power to withdraw funds from the Trust Distribution Account for the purpose of making distributions to the holder of the Residual Interest under this Agreement.  The Owner Trustee will make the distributions under Sections 3.1, 4.1, 4.2 and 8.1.  The Owner Trustee will hold all sums held by it for distribution to the holder of the Residual Interest in trust for the benefit of the holder of the Residual Interest until the sums are distributed to the holder of the Residual Interest.

ARTICLE IV
APPLICATION OF TRUST FUNDS; DUTIES

Section 4.1.                                 Application of Trust Funds.  Upon request of the Depositor, the Owner  Trustee will establish and maintain the Trust Distribution Account as provided in Section 4.1 of the Sale and Servicing Agreement.  If the Trust Distribution Account has been established:

(a)                                 On each Payment Date, the Owner Trustee, based on the information in the Monthly Investor Report, will withdraw the amounts deposited into the Trust Distribution Account under Sections 8.2(c)(xiii), 8.2(d)(viii) and 8.2(e)(xiv) of the Indenture on or before the Payment Date and distribute the amounts to the holder of the Residual Interest.

(b)                                 Following the satisfaction and discharge of the Indenture and the payment in full of the principal and interest on the Notes, the Owner Trustee will distribute any remaining funds in the Trust Distribution Account to the holder of the Residual Interest.

(c)                                  If any withholding tax is imposed on the Issuer’s payment (or allocations of income) to the holder of the Residual Interest, the tax will reduce the amount otherwise distributable to the holder.  The Owner Trustee is authorized and directed to retain from amounts otherwise distributable to the holder of the Residual Interest sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but the authorization will not prevent the Owner Trustee from contesting any tax in appropriate proceedings, and withholding payment of the tax, if permitted by law, pending the outcome of the proceedings).  The amount of any withholding tax imposed with respect to the holder of the Residual Interest will be treated as cash distributed to the holder at the time it is withheld by the Issuer and paid to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may, in its sole discretion, withhold the amounts.  If the holder of a Residual Interest wishes to apply for a refund of any withholding tax, the Owner Trustee will reasonably cooperate with the holder in making the claim so long as the holder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred in so cooperating.

Section 4.2.                                 Method of Payment.  Distributions required to be made to the holder of the Residual Interest on any Payment Date will be made by wire transfer, in immediately available funds, to the account specified by the holder to the Owner Trustee.

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

Section 5.1.                                 General Authority.

(a)                                 Upon the Depositor’s execution of this Agreement, the Owner Trustee is authorized and directed, on behalf of the Issuer, to (i) execute and deliver the Transaction Documents and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer is to be a party and (ii) direct the Indenture Trustee to authenticate and deliver the Notes.

(b)                                 The Owner Trustee is authorized to take all actions required of the Issuer under the Transaction Documents and is authorized to take the action on behalf of the Issuer as is permitted by the Transaction Documents that the Servicer or the Administrator directs with respect to the Transaction Documents, except to the extent that this Agreement requires the consent of the Noteholders or the holder of the Residual Interest for the action.

Section 5.2.                                 General Duties.  Subject to Section 5.3, it is the duty of the Owner Trustee to discharge all of its responsibilities under this Agreement and the Transaction Documents to which the Issuer is a party and to administer the Issuer in the interest of the holder of the Residual Interest, subject to the Lien of the Indenture and in accordance with the Transaction Documents.  The Owner Trustee will be deemed to have discharged its duties and responsibilities under the Transaction Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge the duty of the Owner Trustee or the Issuer under any Transaction Document.  The Owner Trustee will not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  The Owner Trustee will have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

Section 5.3.                                 Action upon Prior Notice with Respect to Some Matters.  With respect to the following matters, the Owner Trustee may not take action unless (i) at least 30 days before taking the action, the Owner Trustee has notified the Indenture Trustee (who will notify the Noteholders), the holder of the Residual Interest and the Administrator (who will notify the Rating Agencies) of the proposed action and (ii) the Indenture Trustee acting upon instruction of the Noteholders of a majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, the holder of the Residual Interest) have not notified the Owner Trustee before the 30th day after receipt of the notice that the majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, the holder of the Residual Interest) has withheld consent or provided alternative direction:

(a)                                 the initiation of any material claim or lawsuit by the Issuer and the settlement of any material action, claim or lawsuit brought by or against the Issuer;

(b)                                 the election by the Issuer to file an amendment to the Certificate of Trust (unless the amendment is required to be filed under the Delaware Statutory Trust Act), except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adversely affect the interests of the holders of the Notes or the Residual Interest;

(c)                                  the appointment under the Indenture of a successor Indenture Trustee or the consent to the assignment by the Indenture Trustee of its obligations under the Indenture or this Agreement; and

(d)                                 consenting to the Administrator taking any of the actions described in clauses (a) through (c) above.

Section 5.4.                                 Action upon Direction by the Holder of the Residual Interest with Respect to Some Matters.

(a)                                 The Owner Trustee on behalf of the Issuer will not execute an amendment to the Sale and Servicing Agreement, the Indenture or the Administration Agreement that would materially adversely affect the holder of the Residual Interest without the consent of the holder.

(b)                                 The Owner Trustee will not (i) remove the Servicer or appoint a successor Servicer under Article VII of the Sale and Servicing Agreement or (ii) remove the Administrator or appoint a successor Administrator under Article V of the Administration Agreement unless (A) there is a Servicer Termination Event subsequent to the payment in full of the Notes and (B) the holder of the Residual Interest directs the Owner Trustee to take the action.

Section 5.5.                                 Action with Respect to Bankruptcy.  The Owner Trustee may not commence a voluntary proceeding in bankruptcy relating to the Issuer unless the Notes have been paid in full and the holder of the Residual Interest approves of the commencement in advance and delivers to the Owner Trustee a certificate certifying that it reasonably believes that the Issuer is insolvent.

Section 5.6.                                 Action upon Instruction.

(a)                                 The Owner Trustee will not be required to take any action under any Transaction Document if the Owner Trustee reasonably determines, or is advised by counsel, that the action is likely to result in liability on the part of the Owner Trustee, is contrary to any Transaction Document or is contrary to law.

(b)                                 If (i) the Owner Trustee is unsure as to the application of any provision of any Transaction Document, (ii) any provision of any Transaction Document is, or appears to be, in conflict with any other applicable provision, (iii) this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take for a particular set of facts or (iv) the Owner Trustee is unable to decide between alternative courses of action permitted or required by any Transaction Document, the Owner Trustee may, and for clause (iv) will, notify the Administrator requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any instruction received, the Owner Trustee will not be liable to any Person on account of the action or inaction.  If the Owner Trustee does not receive appropriate instruction within ten days of the notice (or within a shorter period of time as reasonably may be stated in the notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking the action, not inconsistent with the Transaction Documents, as it deems to be in the best interests of the holder of the Residual Interest, and will have no liability to any Person for the action or inaction.

Section 5.7.                                 No Duties Except as Stated in this Agreement or in Instructions.  The Owner Trustee has no duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated by this Agreement to which the Owner Trustee or the Issuer is a party, except as provided by this Agreement or in any document or instruction received by the Owner Trustee under Section 5.6.  No implied duties or obligations will be read into any Transaction Document against the Owner Trustee.  The Owner Trustee has no responsibility for filing any financing statements or continuation statements or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it under this Agreement or to prepare or file any Securities and Exchange Commission filing for the Issuer or to record any Transaction Document.  The Owner Trustee nevertheless agrees that it will promptly take, at its own cost and expense, all action as may be necessary to discharge any Lien (other than the Lien of the Indenture) on any part of the Trust Property that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Property.

Section 5.8.                                 No Action Except Under Specified Documents or Instructions.  The Owner Trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee under this Agreement, (b) in accordance with the other Transaction Documents to which the Issuer or the Owner Trustee is a party and (c) in accordance with any document or instruction delivered to the Owner Trustee under Section 5.6.  The Depositor will not direct the Owner Trustee to take any action that would violate this Section 5.8.

Section 5.9.                                 Prohibition on Some Actions.  The Owner Trustee will not take any action (a) that is inconsistent with the purposes of the Issuer in Section 2.3 or (b) that, to the knowledge of the Owner Trustee, would (i) cause any Class of Notes not to be treated as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (ii) be deemed to cause a sale or exchange of the Notes for purposes of Section 1001 of the Code (unless no gain or loss would be recognized on the deemed sale or exchange for U.S. federal income tax purposes) or (iii) cause the Issuer or any portion thereof to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  The Administrator will not direct the Owner Trustee to take action that would violate this Section 5.9.

Section 5.10.                          Audits of the Owner Trustee.  The Owner Trustee agrees that, with reasonable prior notice, it will permit any authorized representative of the Servicer or the Administrator, during the Owner Trustee’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Owner Trustee relating to (a) the performance of the Owner Trustee’s obligations under this Agreement, (b) any payments of fees and expenses of the Owner Trustee for the performance and (c) any claim made by the Owner Trustee under this Agreement.  In addition, the Owner Trustee will permit the representatives to make copies and extracts of any of these books and records and to discuss the same with the Owner Trustee’s officers and employees.  Each of the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence all the information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer or the Administrator, as the case may be, may reasonably determine that the disclosure is consistent with its obligations under this Agreement.  The Owner Trustee will maintain all the pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Agreement.

Section 5.11.                          Furnishing of Documents.  Upon request from the holder of the Residual Interest, the Owner Trustee will furnish to the holder copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 5.12.                          Sarbanes-Oxley Act.  Notwithstanding anything to the contrary in any Transaction Document, the Owner Trustee will not be required to execute, deliver or certify on behalf of the Issuer, the Servicer, the Depositor or any other Person any filings, certificates, affidavits or other instruments required by the Securities and Exchange Commission or required under the Sarbanes-Oxley Act of 2002.  However, any entity executing, delivering or certifying any filings, certificates, affidavits or other instruments required by the Securities and Exchange Commission or required under the Sarbanes-Oxley Act of 2002 on behalf of the Issuer may request, at its option, the subcertifications, including any assessments of compliance required from the Owner Trustee as it may deem necessary to provide the certifications and the Owner Trustee will reasonably comply with the request.

Section 5.13.                          Maintenance of Licenses.  The Owner Trustee will obtain and maintain any licenses that the Administrator informs the Owner Trustee are required to be obtained or maintained by the Owner Trustee under the laws of any State for the Owner Trustee’s duties and obligations under the Transaction Documents.

Section 5.14.                          Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties.  The Owner Trustee will (a) notify the Sponsor, the Depositor and the Servicer, as soon as practicable and in any event within five Business Days, of all demands or requests received by a Responsible Person of the Owner Trustee (including to the Owner Trustee on behalf of the Issuer) for the repurchase of any Receivable under Section 3.3 of the Purchase Agreement or Section 2.4 of the Sale and Servicing Agreement, (b) promptly upon request by the Sponsor, the Depositor or the Servicer, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB and (c) if requested by the Sponsor, the Depositor or the Servicer, provide a written certification no later than 15 days following the end of any quarter or year that the Owner Trustee has not received any repurchase demands for the period, or if repurchase demands have been received during the period, that the Owner Trustee has provided all the information reasonably requested under clause (b) above.  In no event will the Owner Trustee or the Issuer have any responsibility or liability for any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

ARTICLE VI
REGARDING THE OWNER TRUSTEE

Section 6.1.                                 Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts created by this Agreement and agrees to perform its duties under this Agreement with respect to the trusts but only in accordance with this Agreement.  The Owner Trustee also agrees to distribute all monies actually received by it constituting part of the Trust Property in accordance with the Transaction Documents.  The Owner Trustee will not be liable under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) if any representation or warranty in Section 6.2 is not true and correct as of the Closing Date.  In particular, but not by way of limitation (and subject to the exceptions in the prior sentence):

(a)                                 the Owner Trustee will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Noteholders of a majority of the Note Balance of the Controlling Class, the Indenture Trustee, the Depositor, the holder of the Residual Interest, the Administrator or the Servicer;

(b)                                 no Transaction Document will require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under any Transaction Document if the Owner Trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured or provided to it;

(c)                                  the Owner Trustee will not be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or amounts distributable to the holder of the Residual Interest;

(d)                                 the Owner Trustee will not be responsible for (i) the validity or sufficiency of this Agreement, (ii) the due execution of this Agreement by the Depositor, (iii) the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or (iv) the validity or sufficiency of the other Transaction Documents, the Notes, any Receivable or any related documents, and the Owner Trustee will in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or the holder of the Residual Interest, other than as provided for in the Transaction Documents;

(e)                                  the Owner Trustee will not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor, the holder of the Residual Interest or the Indenture Trustee under any of the Transaction Documents or otherwise and the Owner Trustee will have no obligation or liability to perform the obligations of the Issuer under the Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture;

(f)                                   the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Agreement or, at the request, order or direction of the Depositor, to institute, conduct or defend any litigation under this Agreement or in relation to any Transaction Document or otherwise unless the Depositor has offered to the Owner Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses, damages, claims and liabilities that may be incurred by the Owner Trustee.  The right of the Owner Trustee to perform any discretionary act enumerated in any Transaction Document will not be construed as a duty; and

(g)                                  the Owner Trustee will not be responsible or liable for (i) the legality, validity and enforceability of any Receivable, (ii) the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any perfection and priority, (iii) the sufficiency of the Trust Property or the ability of the Trust Property to generate the amounts necessary to make payments to the Noteholders under the Indenture or distributions to the holder of the Residual Interest under this Agreement, (iv) the accuracy of any representation or warranty made under any Transaction Document (other than the representations and warranties made in Section 6.2) or (v) any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 6.2.                                 Representations and Warranties of the Owner Trustee.  The Owner Trustee represents and warrants to the Depositor as of the Closing Date:

(a)                                 Organization and Qualification.  The Owner Trustee is duly formed and is validly existing as a national banking association under the laws of the United States.  The Owner Trustee is duly qualified as a national banking association and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Owner Trustee’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authorization and Enforceability.  The Owner Trustee has the power and authority to execute deliver and perform the terms this Agreement.  The Owner Trustee has authorized the execution, delivery and performance of the terms of this Agreement.  This Agreement is the legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The execution and delivery by the Owner Trustee of this Agreement, the consummation by the Owner Trustee of the transactions contemplated by this Agreement and the compliance by the Owner Trustee with this Agreement will not (i) violate any federal or State law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, (ii) conflict with, result in a breach of, or be (with or without notice or lapse of time or both) a default under its charter documents or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Owner Trustee is a debtor or guarantor or (iii) violate any law or, to the Owner Trustee’s knowledge, any order, rule or regulation applicable to the Owner Trustee of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Owner Trustee or its properties, in each case which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Owner Trustee’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Owner Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Owner Trustee or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Owner Trustee’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)                                  Banking Association.  The Owner Trustee is a banking association satisfying Section 3807(a) of the Delaware Statutory Trust Act and meets the eligibility requirements of Section 9.1(a).

(f)                                   Information Provided by the Owner Trustee.  The information provided by the Owner Trustee in its individual capacity in any certificate delivered by a Responsible Person of the Owner Trustee is true and correct in all material respects.

Section 6.3.                                 Reliance; Advice of Counsel.

(a)                                 The Owner Trustee may rely upon, will be protected in relying upon and will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document believed by it to be genuine that appears on its face to be properly executed and signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that the resolution has been duly adopted and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed in this Agreement, the Owner Trustee may for all purposes of this Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or other Responsible Persons of the relevant party, as to the fact or matter and the certificate will be full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)                                 In the exercise or administration of the trusts under this Agreement and in the performance of its duties and obligations under the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys under agreements entered into with any of them and will not be liable for the conduct or misconduct of the agents or attorneys if the Owner Trustee selects the agents or attorneys with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons whom the Owner Trustee selects with reasonable care and employs.  The Owner Trustee will not be liable for anything it does, suffers or omits to do in good faith in accordance with the written opinion or advice of any counsel, accountants or other Persons that is not contrary to any Transaction Document.

Section 6.4.                                 Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts created by this Agreement, U.S. Bank Trust National Association acts solely as Owner Trustee under this Agreement and not in its individual capacity.  All Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any Transaction Document will look only to the Trust Property for payment or satisfaction thereof.  However, the Owner Trustee will be responsible for any breach of its representations and warranties made in Section 6.2.

Section 6.5.                                 U.S. Bank Trust National Association May Own Notes.  U.S. Bank Trust National Association, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Depositor, the holder of the Residual Interest, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not the Owner Trustee.

Section 6.6.                                 Duty to Update Disclosure.  The Owner Trustee will notify and provide information, and certify the information in an Officer’s Certificate, to the Depositor upon any event or condition relating to the Owner Trustee or actions taken by the Owner Trustee that (A) (i) is required to be disclosed by the Depositor under Item 2 (the institution of, material developments in, or termination of legal proceedings against U.S. Bank Trust National Association that are material to Noteholders) of Form 10-D under the Exchange Act within five days of the occurrence or (ii) the Depositor reasonably requests of the Owner Trustee that the Depositor, in good faith, believes is necessary to comply with Regulation AB within five days of request or (B) (i) is required to be disclosed under Item 6.02 (resignation, removal, replacement or substitution of U.S. Bank Trust National Association as Owner Trustee) of Form 8-K under the Exchange Act within two days of a Responsible Person of the Owner Trustee becoming aware of the occurrence or (ii) causes the information provided by the Owner Trustee in any certificate delivered by a Responsible Person of the Owner Trustee to be untrue or incorrect in any material respect or is necessary to make the statements provided by the Owner Trustee in light of the circumstances in which they were made not misleading within five days of a Responsible Person of the Owner Trustee becoming aware thereof.  The obligations of the Owner Trustee to provide the information with respect to the period during which it served as Owner Trustee will survive the resignation or removal of the Owner Trustee under the Agreement.

ARTICLE VII
COMPENSATION AND INDEMNIFICATION OF THE OWNER TRUSTEE;

ORGANIZATIONAL EXPENSES

Section 7.1.                                 Owner Trustee’s Fees and Expenses.  The Issuer will, or will cause the Administrator to, pay the Owner Trustee as compensation for its services under this Agreement, the fees as have been separately agreed upon by the Administrator and the Owner Trustee.  The Issuer will reimburse the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by the Owner Trustee in performing its rights and duties under this Agreement, including the reasonable compensation, expenses and disbursements of the Owner Trustee’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, bad faith or negligence (other than errors in judgment).

Section 7.2.                                 Indemnification of the Owner Trustee.

(a)                                 The Depositor will, or will cause the Administrator to, indemnify, defend and hold harmless the Owner Trustee, and its respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Owner Trustee’s agents, counsel, accountants and experts) incurred by it for the administration of and the performance of its duties under this Agreement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it for the exercise or performance of any of its powers or duties under the Indenture, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, bad faith or negligence (other than errors in judgment) or (ii) arising from the inaccuracy of any representation or warranty in Section 6.2.

(b)                                 Promptly upon receipt by the Owner Trustee, or any of its officers, directors, employees and agents (each, an “Indemnified Person”), of notice of the commencement of any Proceeding against any Indemnified Person, the Indemnified Person will, if a claim is to be made under Section 7.2(a), notify the Depositor and the Administrator of the commencement of the Proceeding.  The Depositor, or, if the Depositor so causes, the Administrator, may participate in and assume the defense and settlement of any Proceeding at its expense, and no settlement of the Proceeding may be made without the approval of the Depositor or the Administrator, as applicable, and the Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  After notice from the Depositor or the Administrator, as applicable, to the Indemnified Person of the intention of the Depositor or the Administrator, as applicable, to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Depositor or the Administrator, as applicable, so assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, neither the Depositor nor the Administrator will be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Depositor or the Administrator, as applicable, on one hand, and an Indemnified Person, on the other hand, in which case the Depositor, or, if Depositor so causes, the Administrator, will pay for the separate counsel to the Indemnified Person.

(c)                                  The Depositor’s obligations under this Section 7.2 are obligations solely of the Depositor and are not a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of the obligations.  The Owner Trustee, by entering into or accepting this Agreement, acknowledges and agrees that it has no right, title or interest in or to the Other Assets of the Depositor.  However, if the Owner Trustee either (i) asserts an interest or claim to, or benefit from, the Other Assets or (ii) is deemed to have any interest, claim to, or benefit in or from the Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Owner Trustee further acknowledges and agrees that any interest, claim or benefit in or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by the Other Assets (whether or not any entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on the other obligations and liabilities.  This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Owner Trustee further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 7.2(c) and this Section 7.2(c) may be enforced by an action for specific performance.  This Section 7.2(c) is for the third party benefit of the holders of the other obligations and liabilities and will survive the termination of this Agreement.

Section 7.3.                                 Organizational Expenses of the Issuer.  The Depositor will, or will cause the Administrator to, pay the organizational expenses of the Issuer as they may arise or, upon the request of the Owner Trustee, the Depositor will, or will cause the Administrator to, promptly reimburse the Owner Trustee for any of these expenses paid by the Owner Trustee.

Section 7.4.                                 Expenses of the Indenture Trustee and the Owner Trustee.  The Depositor will reimburse (a) the Indenture Trustee and any successor Indenture Trustee for any expenses associated with the replacement of the Indenture Trustee under Section 6.8 of the Indenture and (b) the Owner Trustee and any successor Owner Trustee for any expenses associated with the replacement of the Owner Trustee under Section 9.2 of this Agreement, in each case, to the extent the amounts have not been otherwise paid under Section 8.2 of the Indenture.

ARTICLE VIII
TERMINATION

Section 8.1.                                 Termination of Trust Agreement.

(a)                                 This Agreement (other than the provisions of Article VII) will terminate and be of no further force or effect and the Issuer will terminate, wind up and dissolve, upon the earlier to occur of (i) the last remaining Receivable is paid in full, settled, sold or charged off and any amounts received are applied or (ii) the payment to the Noteholders and any other holders of securities issued under any supplemental indentures or amendments to this Agreement, the Indenture Trustee and the Owner Trustee of all amounts required to be paid to them under the Indenture, the Sale and Servicing Agreement and Article IV.  Any Insolvency Event, liquidation or dissolution with respect to the Depositor will not (A) operate to terminate this Agreement or the Issuer, (B) entitle the Depositor’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or the Trust Property or (C) otherwise affect the rights, obligations and liabilities of the parties to this Agreement.  Upon dissolution of the Issuer, the Owner Trustee will wind up the activities and affairs of the Issuer as required by Section 3808 of the Delaware Statutory Trust Act.

(b)                                 The Depositor may not revoke or terminate the Issuer, unless it is the holder of 100% of the Residual Interest and in accordance with Section 8.1(a).

(c)                                  Upon termination of the Issuer, any remaining Trust Property will be distributed to the holder of the Residual Interest, and the Owner Trustee will cause the Certificate of Trust to be cancelled by preparing, executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 3810(c) of the Delaware Statutory Trust Act or as otherwise required by the Delaware Statutory Trust Act.  Upon the filing of the certificate of cancellation, the Owner Trustee’s services under this Agreement will simultaneously terminate.  The Owner Trustee will deliver a file-stamped copy of the certificate of cancellation to the Administrator promptly upon the document becoming available following the filing.

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.1.                                 Eligibility Requirements for the Owner Trustee.

(a)                                 The Owner Trustee must (i) be authorized to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities and (iii) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies.  If the corporation publishes reports of condition at least annually, under law or the requirements of its supervising or examining authority, then for the purpose of this Section 9.1, the combined capital and surplus of the corporation will be deemed to be its combined capital and surplus in its most recent report of condition so published.  If the Owner Trustee ceases to be eligible in accordance with this Section 9.1, it must resign immediately in the manner and with the effect stated in Section 9.2.  The Owner Trustee will promptly notify the Depositor and the Administrator if it ceases to satisfy the requirements of this Section 9.1.

(b)                                 The Owner Trustee must satisfy Section 3807(a) of the Delaware Statutory Trust Act.

Section 9.2.                                 Resignation or Removal of the Owner Trustee.

(a)                                 The Owner Trustee may resign and be discharged from the trusts created by this Agreement by giving notice to the Depositor and the Administrator.

(b)                                 The Administrator may remove the Owner Trustee upon notice to the Owner Trustee and will remove the Owner Trustee if:

(i)                           the Owner Trustee ceases to be eligible in accordance with Section 9.1;

(ii)                        the Owner Trustee is legally unable to act; or

(iii)                     an Insolvency Event with respect to the Owner Trustee has occurred and is continuing.

(c)                                  If the Owner Trustee resigns or the Administrator removes the Owner Trustee, the Administrator will promptly (i) appoint a successor Owner Trustee, by written instrument, in duplicate and (ii) deliver one copy of the written instrument to the outgoing Owner Trustee and one copy to the successor Owner Trustee.  The Owner Trustee will be entitled to payment through the date of its resignation or removal from distributions made under Section 8.2 of the Indenture.  If no successor Owner Trustee is appointed and has accepted the appointment within 30 days after the Administrator’s receipt of notice of resignation or removal of the Owner Trustee, the outgoing Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  The right to appoint or to petition for the appointment of any successor Owner Trustee does not relieve the outgoing Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until the appointment of the successor Owner Trustee has become effective.

(d)                                 No resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee under this Section 9.2 will become effective until (i) the successor Owner Trustee accepts its appointment as the Owner Trustee under Section 9.3(a) and (ii) the successor Owner Trustee files the certificate of amendment to the Certificate of Trust referred to in Section 9.3(d).  The Administrator will notify the Depositor, the Indenture Trustee and the Rating Agencies of any resignation or removal of the Owner Trustee.

Section 9.3.                                 Successor Owner Trustee.

(a)                                 Any successor Owner Trustee appointed under Section 9.2 must execute and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting the appointment under this Agreement.  Upon the resignation or removal of the predecessor Owner Trustee becoming effective under Section 9.2(d), the successor Owner Trustee, without any further act, will become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement.  The predecessor Owner Trustee will, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee will execute and deliver the instruments and do the other things as may reasonably be required to vest and confirm in the successor Owner Trustee all the rights, powers, duties and obligations.

(b)                                 No successor Owner Trustee may accept appointment as provided in this Section 9.3 unless, at the time of the acceptance, the successor Owner Trustee is eligible under Section 9.1.

(c)                                  Upon the acceptance of appointment by a successor Owner Trustee under this Section 9.3, the Administrator will notify the Depositor, the Indenture Trustee, the Noteholders and the Rating Agencies of the successor Owner Trustee.

(d)                                 Any successor Owner Trustee appointed under this Agreement will promptly file a certificate of amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of the successor Owner Trustee in the State of Delaware.  The successor Owner Trustee will deliver a file-stamped copy of the certificate of amendment to the Administrator promptly upon the document becoming available following the filing.

Section 9.4.                                 Merger or Consolidation of the Owner Trustee.  Any Person (a) into which the Owner Trustee may be merged or converted or with which it may be consolidated, (b) resulting from any merger, conversion or consolidation to which the Owner Trustee is a party or (c) succeeding to all or substantially all of the corporate trust business of the Owner Trustee will, provided the Person is eligible under Section 9.1, be the successor of the Owner Trustee under this Agreement without the execution or filing of any document or any further act (except as required under this Section 9.4); provided, that the Owner Trustee (i) notifies the Issuer (who will notify the Rating Agencies) of the merger or consolidation within 15 Business Days of the event and (ii) files a certificate of amendment to the Certificate of Trust as required by Section 9.3(d).

Section 9.5.                                 Appointment of Separate Trustee or Co-Trustee.

(a)                                 Notwithstanding any other provision of this Agreement, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may be located, the Administrator and the Owner Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as a separate trustee or as separate trustees, or as co-trustee, jointly with the Owner Trustee, of all or any part of the Issuer, and to vest in the Person, in that capacity, the title to the Trust Property, or any part thereof, and, subject to this Section 9.5, the powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee consider necessary or desirable.  If the Administrator has not joined in the appointment within 15 Business Days of its receipt of a request so to do, the Owner Trustee will have the power to make the appointment.  No separate trustee or co-trustee under this Agreement will be required to meet the terms of eligibility as a successor trustee under Section 9.1 and no notice of the appointment of any separate trustee or co-trustee is required.

(b)                                 Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following:

(i)               all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and the separate trustee or co-trustee jointly (it being understood that the separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee is incompetent or unqualified to perform the act or acts, in which event the rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any jurisdiction) may be exercised and performed singly by the separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)            no trustee under this Agreement will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)         the Administrator and the Owner Trustee acting jointly may accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee must refer to this Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property stated in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided in the instrument, subject to this Agreement.  The Owner Trustee will keep a copy of each instrument in its files and will deliver a copy of each instrument to the Administrator.

(d)                                 Any separate trustee or co-trustee may appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.6.                                 Compliance with Delaware Statutory Trust Act.  Notwithstanding anything in this Agreement to the contrary, the Issuer must have at least one trustee that meets the requirements of Section 3807(a) of the Delaware Statutory Trust Act.

ARTICLE X
MISCELLANEOUS

Section 10.1.                          Supplements and Amendments.

(a)                                 This Agreement may be amended by the holder of the Residual Interest and the Owner Trustee, with prior notice by the Administrator to the Rating Agencies, without the consent of any of the Noteholders, for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Agreement inconsistent with any other provision of this Agreement.

(b)                                 This Agreement may be amended by the holder of the Residual Interest and the Owner Trustee, with prior notice by the Administrator to the Rating Agencies, without the consent of any of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or issuing securities in exchange for all or a portion of the Residual Interest under Section 3.1(b), subject to the following conditions:

(i)               the holder delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that the amendment will not have a material adverse effect on the Notes; and

(ii)            the holder delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee stating that the amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

(c)                                  This Agreement also may be amended by the holder of the Residual Interest and the Owner Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement with prior notice by the Administrator to the Rating Agencies, subject to the following conditions:

(i)               (A) the Indenture Trustee, to the extent that its rights or obligations would be affected by the amendment consents (which consent may not be unreasonably withheld, delayed or conditioned) and (B) the Noteholders of a majority of the Note Balance of each Class of Notes consent to the amendment (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class); and

(ii)            the holder delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee stating that the amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

However, no amendment may (A) increase or reduce the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Secured Parties or (B) reduce the percentage of the Note Balance of the Notes required to consent to any amendment, in each case, without the consent of all affected Noteholders.

(d)                                 Promptly after the execution of any amendment or consent, the Owner Trustee will notify the Indenture Trustee of the substance of the amendment or consent.

(e)                                  If the consent of the Noteholders or the Indenture Trustee is required under this Section 10.1, they do not need to approve the particular form of any proposed amendment or consent so long as their consent approves the substance of the proposed amendment or consent.  The manner of obtaining the consents will be subject to the reasonable requirements as the Owner Trustee may prescribe.

(f)                                   Promptly after the execution of any certificate of amendment to the Certificate of Trust, the Owner Trustee will cause the amendment to be filed with the Secretary of State of the State of Delaware.  The Owner Trustee will deliver a file-stamped copy of the certificate of amendment to the Administrator promptly upon the document becoming available following the filing.

(g)                                  Before the execution of any amendment to this Agreement or certificate of amendment to the Certificate of Trust, the Owner Trustee will be entitled to receive and rely upon an Opinion of Counsel delivered by the holder of the Residual Interest stating that the execution of the amendment or certificate of amendment, as applicable, is authorized or permitted by this Agreement.  The Owner Trustee may enter into any amendment or certificate of amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(h)                                 On the execution of any amendment to this Agreement or any amendment to any other agreement to which the Issuer is a party, the Owner Trustee will be entitled to receive and rely upon an Opinion of Counsel delivered by the holder of the Residual Interest stating that the amendment is authorized or permitted by the Transaction Documents and that all conditions precedent in the Transaction Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

Section 10.2.                          No Legal Title to Trust Property in the Holder of the Residual Interest.  The holder of the Residual Interest has no legal title to any part of the Trust Property.  The holder of the Residual Interest is entitled to receive distributions with respect to its Residual Interest only in accordance with Article VIII of the Indenture.  No transfer, by operation of law or otherwise, of any right, title or interest of the Depositor to and in the Residual Interest in the Trust Property will operate to terminate this Agreement or the trusts under this Agreement or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

Section 10.3.                          Limitation on Rights of Others.  Except for Sections 2.6, 7.2 and 10.1, this Agreement is solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Servicer, the holder of the Residual Interest and, to the extent provided in this Agreement, the Indenture Trustee and the Secured Parties, and nothing in this Agreement (other than Section 2.6), whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions in this Agreement.

Section 10.4.                          Notices.

(a)                                 All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(i)               upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)            in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)         in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)        in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to the recipient stating that the electronic posting has occurred.

Any notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreement or at another address as any party may designate by notice to the other parties.

(b)                                 Notices to the Owner Trustee will be addressed to its Corporate Trust Office or to another address designated by the Owner Trustee by notice to the Depositor.

(c)                                  Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of the Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered under the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives the notice.

Section 10.5.                          GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 10.6.                          WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.7.                          Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement or of the Notes or the rights of the Noteholders.

Section 10.8.                          Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together be one and the same instrument.

Section 10.9.                          Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

Section 10.10.                   No Petition.  The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, covenants and agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not institute against, or join any other Person in instituting against, the Depositor or the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.  This Section 10.10 will survive the resignation or removal of the Owner Trustee under this Agreement and the termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee

By:	/s/ Annette Morgan
	Name:	Annette Morgan
	Title:	Assistant Vice President

[Signature Page to Amended and Restated Trust Agreement]

Exhibit A

Form of Certificate of Trust of
Ford Credit Auto Owner Trust 2014-B

This Certificate of Trust of FORD CREDIT AUTO OWNER TRUST 2014-B (the “Trust”) is being duly executed and filed by U.S. Bank Trust National Association, a national banking association, as owner trustee (the “Owner Trustee”), to form a statutory trust under the Delaware Statutory Trust Act (12 Delaware Code, § 3801 et seq.) (the “Act”).

1.                                      Name.  The name of the statutory trust formed hereby is “Ford Credit Auto Owner Trust 2014-B”.

2.                                      Owner Trustee.  The name and business address of the sole trustee of the Trust in the State of Delaware is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Corporate Trust, Wilmington, Delaware 19801.

3.                                      Effective Date. This Certificate of Trust will be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner
Trustee

By:
Name:
Title:

A-1